UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): May 17, 2013

Uranium Resources, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, TX 75067
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 219-3330

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In conjunction with the office closings disclosed in Item 8.01 below, Uranium Resources, Inc. (the "Company" or "URI") will eliminate the position of Vice President – Corporate Development at the end of June 2013. Mathew F. Lueras currently holds the position of Vice President – Corporate Development and will cease his employment with the Company effective June 30, 2013.

Item 8.01. Other Events.

On May 17, 2013, the Company issued a press release announcing that it is focusing its technical resources at its existing offices in Colorado and reducing corporate overhead spend by closing its offices in Albuquerque, Crownpoint and Grants, New Mexico. Completion of the consolidation activities is planned for the end of June 2013. It is expected that the consolidation will result in savings of approximately $1.5 million on an annualized basis. The press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 17, 2013 titled "Uranium Resources Consolidates Offices for Efficiencies and Cost Reductions"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2013	Uranium Resources, Inc.
	By:	/s/ THOMAS H. EHRLICH Thomas H. Ehrlich Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated May 17, 2013 titled "Uranium Resources Consolidates Offices for Efficiencies and Cost Reductions"